April 22, 1999



BY EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, D.C.  20549

Re: EMS Technologies, Inc.
    Registration Statement on Form S-3

Gentlemen:

Transmitted herewith is a Registration Statement on Form S-3 of EMS Technologies, Inc. (the "Company"). Funds to cover the filing fee are on deposit via Fedwire with the Commission's
Mellon Bank Account.

The Registration Statement relates to shares of common stock of the Company that are to be offered for resale from time to time by a shareholder of the Company in accordance with the provisions of Rule 415 under the 1933 Act. No preliminary prospectus will be distributed or used prior to effectiveness of the Registration Statement, and, for that reason, the "red herring" legend is not included on the prospectus.

As requested by the Staff in SLB No. 7, we are also forwarding by overnight courier three hard copies of the registration statement, containing the prospectus substantially in the form it is expected to be distributed.

Any questions concerning this filing should be directed to the undersigned.

Very truly yours,

EMS TECHNOLOGIES, INC.


/s/ William S. Jacobs
----------------------
William S. Jacobs
Vice President and General Counsel




As filed with the Securities and Exchange Commission on April 22, 1999




                        Registration No.
-----------------------------------------------------------------
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                               Form S-3
      Registration Statement Under The Securities Act of 1933


                        EMS TECHNOLOGIES, INC.
   (Exact name of registrant as specified in its governing instrument)


          Georgia                                58-1035424
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

                        660 Engineering Drive
                       Technology Park/Atlanta
                       Norcross, Georgia 30092
                           (770) 263-9200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         William S. Jacobs, General Counsel
                         660 Engineering Drive
                         Technology Park/Atlanta
                         Norcross, Georgia 30092
                          (770) 263-9200

     Approximate date of commencement of proposed sale to the
public:   May 10, 1999

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.   [ ]



                    CALCULATION OF REGISTRATION FEE
                           Proposed       Proposed
                           maximum         maximum
Title of       Amount      offering       aggregate     Amount of
shares to      to be        price         offering   registration
be reported   registered   per unit (1)   price (1)      fee
-----------   ----------   -----------   ---------  -------------

Common        900,000
Stock         shares       $11.6875 (2) $10,518,750   $2,924.21


(1) Estimated solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(c), based on the average of the high and low sales prices for the Common Stock on April 20, 1999, as reported by NASDAQ.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                            PROSPECTUS

                          900,000 Shares

                       EMS TECHNOLOGIES, INC.

                           Common Stock

     Spar Aerospace Limited ("Spar") is offering up to 900,000 shares of the Common Stock, $.10 par value, of EMS Technologies, Inc.

     Spar will sell the shares at such prices and on such terms as may be obtained at the times of sale. EMS will not receive any part of the sales proceeds.

     The shares are traded in the NASDAQ National Market System under the symbol "ELMG."


                -----------------------------------
     Neither the SEC nor any state securities commission has determined whether this Prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
                -----------------------------------


     The date of this Prospectus is May [         ], 1999



                     EMS Technologies, Inc.
                     660 Engineering Drive
                      Norcross, GA 30092
                        (770) 263-9200



              WHERE YOU CAN FIND MORE INFORMATION

     EMS files annual, quarterly and special reports, as well as proxy statements and other information, with the Securities and Exchange Commission. You may read and copy any of these documents at the SEC's Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. EMS's SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like EMS that file electronically with the SEC. Because EMS recently changed its name, you will find its reports that were filed on or before March 15, 1999, under the name "Electromagnetic Sciences, Inc."

     This prospectus is part of a registration statement on Form S-3 filed by EMS with the SEC under the Securities Act of 1933. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

     The SEC allows EMS to incorporate by reference into this prospectus the information it files with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If EMS subsequently files updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

     EMS is incorporating by reference the following documents that it has filed with the SEC:

     * EMS's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     * EMS's Current Report on Form 8-K dated January 29, 1999, as amended on April 14, 1999;

     *  EMS's Current Report on Form 8-K dated March 15, 1999;

     * EMS's Current Report on Form 8-K dated April 6, 1999, as amended on April 9, 1999.

     * The description of EMS's common stock contained in its Registration Statement for those shares on Form 8-A, as amended on April 12, 1999, under the Securities Exchange
        Act.


     EMS is also incorporating by reference into this prospectus all of its future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until this offering is completed.

     You may obtain a copy of any of EMS's filings which are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

                     EMS Technologies, Inc.
                     660 Engineering Drive
                       Norcross, GA 30092
                      Attention: Secretary
                    Telephone: (770) 263-9200

     You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of the prospectus. This offer of securities is not being made in any state or country in which the offer or sale is not permitted.

                         SELLING STOCKHOLDER

     The shares offered for sale by this prospectus are being offered by Spar Aerospace Limited, acting as principal for its own account. The shares are issuable to Spar by EMS under three convertible notes maturing December 31, 1999, 2000 and 2001 and aggregating approximately $7.6 million in principal amount, and are also issuable in payment of approximately $3.3 million owed to Spar on May 10, 1999. The convertible notes were issued, and the debt was incurred, in EMS's January 1999 acquisition from Spar of the assets of the Spar Space Systems and Products Division, located primarily in Montreal, Quebec. Spar does not currently own other EMS shares, and the shares covered by this prospectus include all shares that may be issued to it under the convertible notes or in payment of EMS's indebtedness. The actual number that will be issued and offered for sale by Spar will depend on whether Spar exercises its conversion rights under the convertible notes, and on the shares' market price at any time that EMS chooses to deliver shares in payment of amounts otherwise payable to Spar in cash.

                        PLAN OF DISTRIBUTION

     EMS is registering the shares on behalf of Spar and is paying the registration costs and fees. Brokerage commissions and similar selling expenses attributable to sales will be borne by Spar. Sales may be effected from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions, through short sales, or a combination of these methods, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. Spar has advised the Company that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding sales, nor is there an underwriter or coordinating broker for the proposed sales.

     Spar may sell shares directly to purchasers, or to or through broker-dealers, which may act as agents or principals, and participating broker-dealers may receive compensation in the form of discounts, concessions or commissions, which as to a particular broker-dealer might be in excess of customary commissions.

     Spar and any participating broker-dealers might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them as principals might be deemed to be underwriting discounts or commissions under the Securities Act. EMS has agreed to indemnify Spar against certain liabilities, including liabilities arising under the Securities Act, and Spar may agree to similarly indemnify any participating agent, dealer or broker-dealer.

     Sales are subject to the prospectus delivery requirements of the Securities Act. Also, EMS has informed Spar that the anti-manipulation provisions of Regulation M under the Securities
Exchange Act may apply to its sales.

     Sales under this prospectus may also be made by a bona fide pledgee who acquires shares from Spar. In addition, Spar and any such pledgee may resell all or a portion of its shares in open market transactions under Securities Act Rule 144.

     Upon being notified by Spar that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, EMS will file a supplement to this prospectus to identify the broker-dealer and to provide other material facts. In addition, upon being notified that a pledgee intends to sell more than 500 shares, EMS will file a supplement to identify the pledgee.

                         LEGAL MATTERS

     William S. Jacobs, Vice President and General Counsel of
EMS, has passed upon the validity of the shares offered by this prospectus.

     Mr. Jacobs is an officer and employee of EMS, and he and members of his family are beneficial owners of an aggregate of 25,172 outstanding shares of EMS common stock. He also holds options to acquire 26,000 additional shares, of which options for 8,000 shares may currently be exercised.



                 FINANCIAL STATEMENTS AND INFORMATION

     Reference is made to EMS's consolidated financial statements and the schedules thereto, and the related reports on such statements by its independent certified public accountants, contained in its Annual Report on Form 10-K for the year ended
December 31, 1998.

     Reference is also made to the combined financial statements of the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings, Inc., and the related report of independent certified accountants, contained in EMS's Current Report on Form 8-K dated January 29, 1999, as amended on April 14, 1999.

A copy of each of these Reports may be obtained free of charge by request to EMS as set forth above under the caption "WHERE YOU
CAN FIND MORE INFORMATION."


                              EXPERTS

     EMS's consolidated financial statements and schedules as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The combined financial statements of the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings, Inc., as of and for the year ended December 31, 1998, have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     Estimated expenses of the sale of the Common Stock by the Selling Shareholders (not including brokerage commissions), are as follows:

     Registration fees                               $ 2,924

     NASD notification fee                            17,500

     Accounting fees and expenses                      3,000

     Miscellaneous                                     1,000
                                                      -------
                              TOTAL                  $24,424



     All of the foregoing expenses are being borne by the Company, in accordance with the terms of the agreement governing the registration of the Common Stock for resale by the selling shareholder. Any direct legal and other expenses incurred by the selling shareholder (including brokerage commissions) are the responsibility of the selling shareholder and are not included in the foregoing table. With the exception of brokerage commissions, such expenses are believed to be nominal.

Item 15.  Indemnification of Directors and Officers.

     The Bylaws of EMS Technologies, Inc. provide that EMS will indemnify its directors and officers, and persons serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments and amounts paid in settlement actually and reasonably incurred by any such person in connection with threatened or actual actions, suits or proceedings, whether civil, criminal, administrative or investigative, to which such person becomes subject by having served in such role. Such indemnification shall be made if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of EMS and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that such person did not so act and did not have such reasonable cause to believe. With respect to actions by or on behalf of EMS, the foregoing indemnification pursuant to the Bylaws shall not be paid for judgments or amounts paid in settlement, but shall be paid for expenses; however, except as discussed below, no indemnification will be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to EMS, except to the extent that a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

     EMS will indemnify the persons discussed in the immediately preceding paragraph only when (a) its Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, (b) if such a quorum is not obtainable, a committee, consisting of two or more directors who are not parties to the actions, suit or proceeding designated by the Board of Directors (in which designation interested directors may participate), by a majority vote, or (c) special legal counsel selected by the Board of Directors or its committee in the manner described in (a) or (b) above, or, if a quorum of the Board of Directors cannot be obtained, by a majority vote of the full Board of Directors (in which selection interested directors may participate), or (d) the shareholders, by the affirmative vote of a majority of the shares entitled to vote thereon, determine that indemnification is proper in the circumstances because the person has met the applicable standard of conduct discussed in the immediately preceding paragraph. However, expenses shall be paid by EMS as they are incurred and in advance of the final disposition of the relevant case, upon receipt of an undertaking by the director or officer to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified. Independent of these indemnification provisions contained in the Bylaws, the Georgia Business Corporation Code provides a statutory right to indemnification from EMS to a director who is successful in the defense of any proceeding to which he was a party because he is a director.

     In addition to the foregoing indemnification provisions, the Bylaws authorize further indemnification of directors and officers. Pursuant to this provision, EMS is a party to Indemnification Agreements that provide substantially broader indemnity rights than those described above. Among other things, these Agreements provide for indemnification in respect of judgments in actions by or on behalf of EMS, and do not require, as a condition of indemnification, independent determinations that the individual met the specified standards of conduct. However, under the Agreements and applicable Georgia law, no indemnification may be paid: (i) if it is determined that the individual's conduct constituted intentional misconduct, fraud or a knowing violation of the law, or an appropriation, in violation or his or her duties, of any business opportunity of the Company;
(ii) with respect to liability for distributions to shareholders in excess of amounts legally available for such distributions; or
(iii) with respect to any transaction from which he or she received an improper personal benefit.

     EMS maintains a directors' and officers' liability insurance policy covering certain losses arising from claims made against them by reason of wrongful acts (with certain exceptions) committed by them in their capacities as directors and officers. The insurer's limit of liability under the policy is $10 million per policy year.


Item 16.  Exhibits.

     The following documents are filed as exhibits to this Registration Statement:

     4.1 Second Amended and Restated Articles of Incorporation of the Registrant, effective March 22, 1999
          (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

     4.2 Bylaws of the Registrant, as amended through March 15, 1999(incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

     4.3 EMS Technologies, Inc. Stockholder Rights Plan dated as of April 6, 1999 (incorporated by reference to Exhibit
          4.1 to the Registrant's Report on Form 8-K dated April
          6, 1999, as amended on April 9, 1999).

     5.1  Opinion of William S. Jacobs, General Counsel to the
          Registrant, as to the legality of the securities being registered.

     24.1 Consent of KPMG LLP.

     24.2 Consent of Ernst & Young LLP.

     24.3 Consent of William S. Jacobs (appears in his opinion filed as Exhibit 5.1).


Item 17.  Undertakings.

     (a)       The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by
                Section 10(a)(3) of the Securities Act
                of 1933:

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraph (a) (1) (i) and
            (a) (1) (ii) do no apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling person of the Registrant pursuant to the provisions described in
            Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in this City of Norcross and State of Georgia, on this 21st day of April, 1999.




                                   EMS TECHNOLOGIES, INC.


                                   By: /s/ Thomas E. Sharon
                                       ------------------------
                                        Thomas E. Sharon
                                        Chairman of the Board,
                                        President and Chief
                                        Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

      Signature              Title                Date

/s/ Thomas E. Sharon         Chairman of the      April 21, 1999
--------------------         Board, President     --------------
Thomas E. Sharon             and Chief Executive
                             Officer (Principal
                             Executive Officer)


/s/ Don T. Scartz            Director, Sr.        April 21, 1999
--------------------         Vice President       --------------
Don T. Scartz                and Chief
                             Financial Officer,
                             and Treasurer
                             (Principal
                             Financial and
                             Accounting
                             Officer)

/s/ Jerry H. Lassiter        Director             April 21, 1999
--------------------                              --------------
Jerry H. Lassiter

/s/ John B. Mowell           Director             April 21, 1999
--------------------                              --------------
John B. Mowell



/s/ Elvie L. Smith           Director             April 21, 1999
--------------------                              --------------
Elvie L. Smith



/s/ Norman E. Thagard        Director             April 21, 1999
--------------------                              --------------
Norman E. Thagard


                        INDEX TO EXHIBITS

Exhibit
Number       Description
-------      -----------------------

4.1         Second Amended and Restated Articles of
            Incorporation of the Registrant, effective March 22,
            1999(incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

4.2         Bylaws of the Registrant, as amended through March
            15, 1999(incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

4.3 EMS Technologies, Inc. Stockholder Rights Plan dated as of April 6, 1999 (incorporated by reference to Exhibit 4.1 to the Registrant's Report on Form 8-K dated April 6, 1999, as amended on April 9, 1999).

5.1         Opinion of William S. Jacobs, General Counsel to the
            Registrant, as to the legality of the securities being registered.

24.1        Consent of KPMG LLP.

24.2        Consent of Ernst & Young LLP.

24.3 Consent of William S. Jacobs (appears in his opinion filed as Exhibit 5.1).



                                                 Exhibit 5.1

April 21, 1999



EMS Technologies, Inc.
660 Engineering Drive
Technology Park/Atlanta
Norcross, Georgia 30092

Re: Registration on Form S-3 of 900,000 shares of Common Stock for Resale

Gentlemen:

This opinion is furnished to you in connection with your registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to 1,000,000 shares of your common stock, $.10 par value per share ("Common Stock"), to be offered for resale by the shareholder named therein. I have examined such corporate records, certificates of public officials and of your officers, and such other documents and records as I have considered necessary or proper for purposes of this opinion, including that certain Asset Purchase Agreement (the "Agreement") dated December 29, 1998, by and between you (in your former name, Electromagnetic Sciences, Inc.) and Spar Aerospace Limited ("Spar"), and the Convertible Notes (the "Notes") identified therein.

Based upon the foregoing, and having regard to legal considerations that I deem relevant, I am of the opinion that the 900,000 shares of Common Stock covered by the Registration
Statement have been duly authorized and, when issued in satisfaction of the payment due on May 10, 1999, to Spar under the terms of the Agreement, or upon conversion of, or in satisfaction of payments due under, the Notes in accordance with their terms, will be validly issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Very truly yours

/s/ William S. Jacobs
-------------------------
William S. Jacobs
General Counsel


                                                     Exhibit 24.1




The Board of Directors
EMS Technologies, Inc.



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.



                                   KPMG LLP

Atlanta, Georgia
April 21, 1999

                                                     Exhibit 24.2


        Consent of Independent Chartered Accountants


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1999, with respect to the combined financial statements of the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings Inc. as at and for the year ended December 31, 1998 in the Registration Statement (Form S-3) and related Prospectus of EMS Technologies, Inc. (formerly Electromagnetic Sciences, Inc.) for the registration of 900,000 shares of its common stock dated April 21, 1999.



Toronto, Canada                      Ernst & Young LLP
April 21, 1999                       Chartered Accountants